Exhibit 99.1

MTBC Announces Acquisition of CareCloud, Closes its Largest Transaction to Date

SOMERSET, N.J., January 8, 2020 (Globe Newswire) — MTBC, Inc. (NASDAQ: MTBC) (NASDAQ: MTBCP), a leading provider of cloud-based healthcare IT and revenue cycle management solutions, today announced the closing of its acquisition of CareCloud Corporation, (“CareCloud”) which provides its proprietary, award-winning, enterprise cloud platform and business solutions to more than 7,000 healthcare providers nationwide.

CareCloud is a healthcare technology company specializing in software and services – which has been rated among the top industry solutions by Gartner, KLAS Research, and Black Book Research – to high growth independent physician practices. Founded in 2009 as a practice management software company, CareCloud subsequently evolved to serve the full spectrum of practice workflows, including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), and patient experience management (PXM). CareCloud’s integrated clinical and financial platform technology and its suite of solutions enables clients to increase profitability, streamline workflow, and improve patient-care outcomes nationwide.

“CareCloud has built a strong brand with its advanced technology, award-winning design, and innovative team,” said Stephen Snyder, CEO, MTBC. “CareCloud and MTBC are highly synergistic and we believe that our combined businesses will accelerate growth, yield greater operating efficiencies and provide more flexibility for future expansion through our combined offering.”

“This is a transformative opportunity to accelerate the build-out of our strategic roadmap to provide world-class technology and services to more providers. CareCloud’s cutting-edge cloud-based software, which, through its existing partnerships, leverages Amazon and Google cloud platforms, brings to MTBC exciting new technology integrations,” said A. Hadi Chaudhry, President, MTBC. “The acquisition also brings a Miami-based team of talented professionals with expertise in primary care and specialty physician practice operations.”

Canaccord Genuity Group Inc. acted as financial advisor to CareCloud and its Board of Directors in connection with the transaction.

MTBC acquired CareCloud on a cash-free, debt-free basis, with neutral working capital on January 8, 2020, through the closing of an agreement and plan of merger.

This does not purport to be a full overview of the transaction, additional information regarding which can be found in MTBC’s Form 8-K, which was filed with the United States Securities Exchange and Commission on January 8, 2020.

About MTBC

MTBC is a healthcare information technology company that provides a fully integrated suite of proprietary cloud-based solutions, together with related business services, to healthcare providers and hospitals throughout the United States. Our integrated Software-as-a-Service (or SaaS) platform helps our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. MTBC’s common stock trades on the Nasdaq Global Market under the ticker symbol “MTBC,” and its Series A Preferred Stock trades on the Nasdaq Global Market under the ticker symbol “MTBCP.”

For additional information, please visit our website at www.mtbc.com. To view MTBC’s latest investor presentations, read recent articles, and listen to interviews with management, please visit ir.mtbc.com/events.

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SOURCE MTBC

Forward Looking Statement

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

We cannot provide any assurances that the transaction described in this press release will be consummated, or that if consummated, it will be consummated on the terms as described in this press release.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Company Contact:

Bill Korn

Chief Financial Officer

MTBC, Inc.

bkorn@mtbc.com

Investor Contact:

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200